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EXHIBIT 11.1

Statement of Computation of Per Share Earnings
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Details of the calculation are as follows:                               Year ended March 31,
                                                                   1996           1997           1998
                                                                 ---------      ---------      ---------
Weighted average shares outstanding:                             3,089,898      3,892,255      4,716,911

less: escrow shares                                               (625,500)      (625,500)      (625,500)
                                                                 ---------      ---------      ---------

Weighted average shares outstanding
for calculation of basic EPS                                     2,464,398      3,266,755      4,091,411
                                                                 ---------      ---------      ---------

Additional shares added to weighted
average shares outstanding in 1998
based on treasury stock method for
calculation of diluted EPS (1996
and 1997 is anti-dilutive)
                                                                                                 330,259
                                                                                               ---------

Weighted average shares outstanding
for calculation of diluted EPS                                   2,464,398      3,266,755      4,420,670
                                                               -----------    -----------      ---------

Net (loss) income                                              $(2,328,186)   $(3,626,411)     $  65,099
                                                               -----------    -----------      ---------

Basic EPS                                                      $     (0.94)   $     (1.11)     $    0.02
                                                               -----------    -----------      ---------

Diluted EPS                                                    $     (0.94)   $     (1.11)     $    0.01
                                                               -----------    -----------      ---------

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